UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              NEXTEL PARTNERS, INC.
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                (Name of Registrant as Specified in Its Charter)

                                      N/ A
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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    (1)   Title of each class of securities to which transaction applies:

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    (2)   Aggregate number of securities to which transaction applies:

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    (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)   Proposed maximum aggregate value of transaction:

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    (5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

    (1)   Amount Previously Paid:

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    (2)   Form, Schedule or Registration Statement No.:

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    (3)   Filing Party:

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    (4)   Date Filed:

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


                     Excerpt from Statement of John Chapple
                           July 28, 2005 Earnings Call

I'd like to take a moment to address our preliminary proxy, the put process, pending litigation and other recent announcements.

On June 23, we filed a preliminary proxy with the SEC to position ourselves to organize a shareholder meeting in a timely fashion in the event we receive such a request from at least 20% of our Class A shareholders following the close of the Sprint-Nextel merger.

In the proxy, the Special Committee of the Board unanimously recommended that stockholders vote in favor of exercising the put right that would be triggered upon the closing of the Sprint-Nextel merger. The decision was based on the current economic environment and M&A landscape, particularly in the telecom sector, which we believe makes this an opportune time to exercise the put right and seek to obtain an attractive value for our stockholders.

In making its recommendation, the Special Committee also considered, among several other factors, the appraisal process and the definition of fair market value pursuant to our Certificate of Incorporation. The detailed language of the Certificate, along with other corporate agreements, is available on our website, and we have previously provided our views of the put process in our recent filings.

We believe Nextel Communications' tactic of publicly repeating their arguments about the put process over and over again is inappropriate and we do not intend to respond in kind.


                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

            In connection with the put right which could arise in connection with the proposed Sprint Corporation - Nextel Communications, Inc. merger transaction, Nextel Partners, Inc. has filed and will be filing proxy statements and other materials with the Securities and Exchange Commission. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEXTEL PARTNERS, INC. AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the SEC concerning Nextel Partners, Inc. at the SEC's website at http://www.sec.gov. Free copies of Nextel Partners, Inc.'s SEC filings are also available on Nextel Partners, Inc.'s website at http://www.nextelpartners.com. These materials and other documents may also be obtained for free from: Nextel Partners, Inc at Nextel Partners, Inc., 4500 Carillon Point, Kirkland, WA 98033, Attn: Investor Relations.

                        PARTICIPANTS IN THE SOLICITATION

            Nextel Partners, Inc. and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Nextel Partners, Inc.'s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Nextel Partners, Inc. is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 8, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.